EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-157151 on Form S-8 of our report dated June 14, 2018, relating to the financial statements and financial statement schedule of The Pinnacle West Capital Corporation Savings Plan appearing in this Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan, for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 14, 2018